Exhibit 15.1

KPMG Auditores Independentes

Rua do Passeio, 38, setor 2, 17º andar - Centro

20021-290 - Rio de Janeiro - RJ

Caixa Postal 2888 - CEP 20001-970 - Rio de Janeiro/RJ - Brasil

Telefone +55 (21) 2207-9400, Fax +55 (21) 2207-9000

www.kpmg.com.br

October 13, 2020

Petróleo Brasileiro S.A. - Petrobras

Avenida República do Chile 65

Rio de Janeiro – RJ

Petrobras Global Finance B.V. – PGF

Weena 762, 3014 DA

Rotterdam, The Netherlands

Re: Registration Statements on Form F-3 (File No. 333-229096 and 333-229096-01), dated December 28, 2018, as amended on March 1, 2019

With respect to the registration statements on Form F-3 of Petróleo Brasileiro S.A. – Petrobras and Petrobras Global Finance B.V. (File No. 333-229096 and 333-229096- 01), dated December 28, 2018, as amended on March 1, 2019, we acknowledge our awareness of the use and incorporation by reference therein of our report dated July 30, 2020 related to our review of interim financial information of Petróleo Brasileiro S.A. – Petrobras as of June 30, 2020 and for the three-month and six-month periods ended June 30, 2020 and 2019, included in its Form 6-K furnished to the Securities and Exchange Commission on July 31, 2020, as amended by Form-6K/A furnished by the Company to the SEC on September 4, 2020.

Pursuant to Rule 436 under the U.S. Securities Act of 1933, as amended (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG Auditores Independentes
KPMG Auditores Independentes
Rio de Janeiro, Brazil